EQ Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 06/30/2014
Registrant CIK:  0001027263
FILE NUMBER: 811- 007953
 74V.      Net asset value per share (to nearest cent)
Negative answer permitted in this field.

FUND GROUP  Class IA   Class IB   Class K
All Asset Growth-Alt 20 Portfolio EQAT 20.64 20.69 20.62
AXA Balanced Strategy Portfolio EQAT 14.39 14.40
AXA Conservative Growth Strategy Portfolio EQAT  13.62
AXA Conservative Strategy Portfolio EQAT  11.96
AXA Global Equity Managed Volatility Portfolio EQAT 15.58 15.55 15.60
AXA Growth Strategy Portfolio EQAT 16.29 16.30
AXA International Core Managed Volatility Portfolio EQAT 10.86 10.88 10.88
AXA International Value Managed Volatility Portfolio EQAT 13.66 13.66 13.67
AXA Large Cap Core Managed Volatility Portfolio EQAT 9.21 9.21 9.22
AXA Large Cap Growth Managed Volatility Portfolio EQAT 26.25 25.67 26.28
AXA Large Cap Value Managed Volatility Portfolio EQAT 15.38 15.34 15.40
AXA Mid Cap Value Managed Volatility Portfolio EQAT 15.24 15.11 15.26
AXA/Franklin Balanced Managed Volatility Portfolio EQAT 10.70 10.70 10.71
AXA/Franklin Small Cap Value Managed Volatility Portfolio EQAT 15.14 15.15 15.16
AXA/Franklin Templeton Allocation Managed Volatility Portfolio EQAT 10.70 10.70
AXA/Mutual Large Cap Equity Managed Volatility Portfolio EQAT 12.93 12.91 12.95
AXA/Templeton Global Equity Managed Volatility Portfolio EQAT 12.19 12.20 12.21
EQ/AllianceBernstein Small Cap Growth Portfolio EQAT 22.04 20.95 22.07
EQ/BlackRock Basic Value Equity Portfolio EQAT 21.27 21.33 21.30
EQ/Boston Advisors Equity Income Portfolio EQAT 7.12 7.14 7.13
EQ/Calvert Socially Responsible Portfolio EQAT 11.86 11.70
EQ/Capital Guardian Research Portfolio EQAT 19.71 19.73 19.70
EQ/Common Stock Index Portfolio EQAT 25.33 25.19
EQ/Core Bond Index Portfolio EQAT 10.06 10.07 10.07
EQ/Equity 500 Index Portfolio EQAT 34.40 34.23 34.44
EQ/GAMCO Mergers and Acquisitions Portfolio EQAT 13.60 13.55 13.66
EQ/GAMCO Small Company Value Portfolio EQAT 58.01 58.10 58.08
EQ/Global Bond PLUS Portfolio EQAT 9.64 9.62 9.68
EQ/Intermediate Government Bond Portfolio EQAT 10.31 10.25 10.33
EQ/International Equity Index Portfolio EQAT 10.25 10.10 10.27
EQ/International ETF Portfolio EQAT 6.78 6.79
EQ/Invesco Comstock Portfolio EQAT 14.89 14.90 14.88
EQ/JPMorgan Value Opportunities Portfolio EQAT 15.09 15.13 15.11
EQ/Large Cap Growth Index Portfolio EQAT 13.34 13.06 13.36
EQ/Large Cap Value Index Portfolio EQAT 8.27 8.25 8.33
EQ/MFS International Growth Portfolio EQAT 7.65 7.66 7.66
EQ/Mid Cap Index Portfolio EQAT 13.35 13.16 13.36
EQ/Money Market Portfolio EQAT 1.00 1.00
EQ/Montag & Caldwell Growth Portfolio EQAT 7.85 7.87
EQ/Morgan Stanley Mid Cap Growth Portfolio EQAT 20.43 20.21 20.51
EQ/Oppenheimer Global Portfolio EQAT 14.73 14.73
EQ/PIMCO Ultra Short Bond Portfolio EQAT 9.92 9.94 9.93
EQ/Quality Bond PLUS Portfolio EQAT 8.56 8.53 8.57
EQ/Small Company Index Portfolio EQAT 12.64 12.65 12.66
EQ/T. Rowe Price Growth Stock Portfolio EQAT 34.37 34.01 34.58
EQ/UBS Growth and Income Portfolio EQAT  9.43
EQ/Wells Fargo Omega Growth Portfolio EQAT 12.54 12.25 12.58